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                                                                   EXHIBIT 10.10

                             WHITTAKER CORPORATION
                     SUPPLEMENTAL DISABILITY BENEFIT PLAN
                     ------------------------------------

     This Supplemental Disability Benefit Plan (hereinafter referred to as the "Plan") has been adopted by the Board of Directors of Whittaker Corporation, a Delaware corporation (hereinafter referred to as the "Company"), effective as of January 1, 1988.

     1.   Prior Plan
          ----------

          This Plan amends, restates and supersedes the provisions of the Whittaker Corporation Supplemental Benefit Plan effective September 1, 1982, relating to the payment of disability benefits to certain participants of the Whittaker Corporation Insured Income Continuation Plan whose benefits under such Plan are reduced because of the Five Thousand Dollar ($5,000) maximum monthly benefit limitation provided in such Plan (the "Prior Plan"). The provisions of this Plan shall only apply to (a) participants in the Prior Plan whose benefits under such Prior Plan were not in pay status on January 1, 1988, and (b) individuals who become eligible to participate herein on or after January 1, 1988.

     2.   Purpose
          -------

          The purpose of the Plan is to provide supplemental disability income for certain Employees who participate in the Whittaker Corporation Insured Income Continuation Plan whose disability benefits are reduced because of the maximum dollar amount of the monthly benefit provided in such Plan.

     3.   Definitions
          -----------

          The following definitions, set forth in alphabetical order, are used throughout the Plan. Terms or phrases appearing in capital letters that are not defined below shall have the same meanings as under the Retirement Plan, as defined below.

          (a)  "Board of Directors" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          (c) "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

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        (d) "Supplemental Disability Benefit" means the benefit described in
Section 5.

        (e) "Insured Plan" means the Whittaker Corporation Insured Income Continuation Plan, as amended from time to time, which is an insured disability plan.

        (f) "Participant" means an executive officer of Whittaker Corporation who satisfies the conditions for eligibility described in Section 4. The term "Participant" shall also include the Beneficiary of a deceased Participant.

        (g) "Retirement Plan" means the Whittaker Corporation Employees' Pension Plan, as amended from time to time, which is a defined benefit pension plan qualified under Section 401(a) of the Code.

     4. Eligibility to Participate
        --------------------------

        Each Participant whose monthly disability benefit under the Insured Plan is reduced because of the maximum dollar amount of the monthly benefit provided in such Plan shall become a Participant in the Plan.

     5. Supplemental Benefits
        ---------------------

        (a) Amount of Benefits
            ------------------

            Each Participant shall be entitled to a monthly Supplemental Disability Benefit under this Plan in an amount equal to the difference between
(i) and (ii); where:

            (i) equals the monthly disability benefit that would be payable to the Participant under the Insured Plan before applying the maximum dollar amount of the monthly benefit limitation provided in such Plan; and

            (ii) equals the maximum dollar amount of the monthly benefit provided in such Plan.

        (b) Form of Benefits
            ----------------

            The Supplemental Disability Benefit determined in subsection (a) above shall be paid to the Participant in the same form and subject to the same terms, conditions and restrictions as disability benefits payable under the Insured Plan.

     6. Commencement of Benefits
        ------------------------

        The Supplemental Disability Benefit under this Plan shall be paid or shall commence at the same time as the

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Participant's disability benefit is paid or commences under the Insured Plan.

    7. Funding of Benefits
       -------------------
       (a) The Plan shall be unfunded and each Participant shall have the status of a general unsecured creditor with respect to the Company's obligation to make payments under this Plan. All benefits payable under the Plan shall be paid from the Company's general assets, and nothing contained in the Plan shall require the Company to set aside or hold in trust any funds for the benefit of a Participant. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

       (b) Notwithstanding the provisions of subsection (a), the Company may, at the direction, and in the absolute discretion, of the Board of Directors, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Company, and no Participant shall at any time have a prior claim to such assets.

    8. Administration of the Plan
       --------------------------
       The Committee shall administer the Plan. The Committee shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

       (a) Resolving all questions relating to the eligibility of an Employee to become a Participant;

       (b) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

       (c) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and


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making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

               (d) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

               Any action taken or determination made by the Committee shall, except as otherwise provided in Section 11 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

               Notwithstanding the foregoing, the Committee may delegate to one or more persons or entities any or all of the responsibilities, duties or powers of the Committee under this Plan.

          9.   Claims Procedure
               ----------------

               (a) If a Participant (hereinafter referred to as the "Claimant") does not receive the timely payment of the benefits which the Claimant believes are due under the Plan, the Claimant may make a claim for benefits in the manner hereinafter provided.

                    All claims for benefits under the Plan shall be made in writing and shall be signed by the Claimant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." If the Claimant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Claimant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

                    Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

                    In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Claimant in writing of the denial of the claim and notify the Claimant of his or her right to a review of the Claims Coordinator's decision by the Committee. Such notice by the claims Coordinator shall also set forth, in a manner

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calculated to be understood by the Claimant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section.

    If no action is taken by the Claims Coordinator on an Claimant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

    (b) Any Claimant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Committee. Such appeal must be made within three months after the Claimant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

        (i) request a review by the Committee of the claim for benefits under the Plan;

        (ii) set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

        (iii) set forth any issues or comments which the Claimant deems pertinent to the appeal.

    The Committee shall regularly review appeals by Claimants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

    The Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant in connection therewith. The Committee may require the Claimant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

    On the basis of its review, the Committee shall make an independent determination of the Claimant's eligibility for benefits under the Plan. The decision of the


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Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

             In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee's decision is based.

     10. Miscellaneous
         -------------

         (a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Company or an Affiliated Company or shall limit or restrict the right of the Company or any Affiliated Company to terminate the employment of a Participant at any time with or without cause.

         (b) Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant. In addition, none of the rights of a Participant are transferable by inter vivos gift.

         (c) The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time, and any amendment adopted by the Board of Directors shall supersede any prior or later amendment adopted by the Committee that is inconsistent with the action of the Board of Directors. No amendment shall have the effect of decreasing a Participant's accrued benefit.

        (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, except for Supplemental Benefits in pay status, in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based on judicial decisions or administrative pronouncements of the Department of Labor that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt, in the sole discretion of the Board of Directors either (i) the Plan shall thereafter be modified and operated and administered in such a manner as to comply with the

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provisions of Parts 2, 3 and 4 of Title I of ERISA or (ii) the Plan shall terminate and no further benefits shall accrue hereunder. If the Plan is terminated, the benefit of each Participant accrued under the Plan on the date of termination shall be paid immediately to such Participant in a single lump sum payment.

    (e) If any benefit payment hereunder becomes payable to a Participant determined by the Committee to be under any legal incapacity, payments under this Plan shall be made instead to the guardian or legal representative of such person and such payment shall constitute a full and complete discharge of all obligations under this Plan to the Participant.

    (f) If multiple claims are received by the Committee with respect to any benefits payable under this Plan, payment by the Committee to such person or persons as the Committee determines to be entitled to receive such payment shall constitute a full and complete discharge of all obligations under this Plan with respect to such payment. Benefit payments under this Plan may be suspended by the Committee pending resolution of multiple claims to the satisfaction of the Committee.

    (g) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

    (h) The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the law of the State of California.

    Executed at Los Angeles, California this 23rd day of November, 1988.
                                             ----        --------


                                            WHITTAKER CORPORATION




                                            BY: __________________________

                                                ITS: _____________________


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